Exhibit 99.1
PRESS RELEASE
HORIZON LINES, INC. ISSUES STATEMENT ON ANTITRUST INVESTIGATION
CHARLOTTE, N.C. (April 17, 2008) — Horizon Lines, Inc. (NYSE: HRZ) has confirmed federal agents today served search warrants and a grand jury subpoena relating to an investigation of pricing practices of ocean carriers operating in the Puerto Rico trade.
Horizon Lines is cooperating fully with the government officials. Horizon Lines has not been informed of the specific subject matter of the inquiry, being conducted by the U.S. Department of Justice’s Antitrust Division.
Horizon Lines does not expect the government inquiry to impact the service levels provided to its customers.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC, operates a fleet of 21 U.S.-flag containerships and 5 port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC, offers customized logistics solutions to shippers from a suite of transportation and distribution management services designed by Aero Logistics, information technology developed by Horizon Services Group and intermodal trucking and warehousing services provided by Sea-Logix. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statement:
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 6, 2008 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
Media Contact:
Michael T. Avara
Horizon Lines, Inc.
(704) 973-7000
mavara@horizonlines.com